UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2019

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Resolute Forest Products Inc.

111 Robert-Bourassa Blvd., Suite 5000

Montreal, Quebec, Canada H3C 2M1

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange
Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 23, 2019, Resolute Forest Products Inc. (the “Company”), through its wholly-owned subsidiary, Resolute FP US Inc. (the “Purchaser”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to acquire from Conifex USA Inc. and Conifex Holdco LLC (the “Vendors”), wholly-owned subsidiaries of Conifex Timber Inc. (TSX: CFF), all of the securities and membership interests (the “Purchased Securities”) in certain of its subsidiaries, the business of which consists mainly in the operation of three sawmills and related assets located in Cross City (Florida) and in Glenwood and El Dorado (Arkansas) (the “Business”).

The purchase price for the Purchased Securities consists of $163 million in cash plus working capital for the Business to be delivered at closing, and subject to the discharge by the Vendors of all indebtedness before closing. The Company intends to finance the acquisition with existing credit facilities.

The Purchase Agreement contains customary representations and warranties, and closing conditions, including but not limited to, the receipt of required third-party consents under the Purchase Agreement. Conifex Timber Inc. is guaranteeing all of the obligations of the Vendors in favor of the Purchaser.

The Purchaser and the Vendors have also agreed to comply with covenants during the interim period between the date of the Purchase Agreement and the closing of the acquisition of the Purchased Securities, which include covenants regarding the pre-closing operation of the Business, notice of certain events, access to information, cooperation between the parties with respect to certain government filings, publicity, insurance, environmental issues, non-solicitation and exclusivity provisions.

Either party may terminate the Purchase Agreement if, including, but not limited to, (i) the acquisition has not been consummated by May 29, 2020, (ii) a governmental entity issues an order or takes an action that permanently restrains or otherwise prohibits the consummation of the transactions contemplated in the Purchase Agreement, or (iii) in the event of certain breaches of representations, warranties, covenants or other agreements by the other party. The Purchaser may also terminate the Purchase Agreement in the event of certain claims or proceedings that could impede, prevent or delay the consummation of the transaction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements in this current report on Form 8-K that are not reported financial results or other historical information of the Company and its subsidiaries and affiliates are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to the expected timetable for closing the sale of the Purchase Securities and the satisfaction or waiver of closing conditions. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “believes,” “estimates,” “projects,” “anticipates,” “forecast,” “intend,” “project,” “potential,” “target,” “should,” “would,” “could,” “will,” “may,” “expect,” and other terms with similar meaning indicating possible future events or potential impact on the Company’s business or its shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include, among other things, any delays in receiving required regulatory approvals or satisfying other closing conditions, which could have a negative impact on the completion of the acquisition, or the risks of not successfully integrating the acquired Business or assets with the Company’s business or not realizing some or all of the anticipated synergies and benefits of the acquisition which could adversely affect the Company’s results of operations and cash flows. Additional information regarding factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A – Risk Factors of the Company’s Annual Report on 10-K for the year ended December 31, 2018.

All forward-looking statements in this current report on Form 8-K are expressly qualified by the cautionary statements contained or referred to in this report and in our other filings with the SEC and the Canadian securities regulatory authorities. The Company disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

All amounts in this current report on Form 8-K are expressed in U.S. dollars, unless otherwise indicated.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated December 23, 2019, among Conifex USA Inc., Conifex Holdco LLC, Conifex Timber Inc. and Resolute FP US Inc.*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

Date: December 27, 2019	By:	/s/ Jacques P. Vachon
	Name:	Jacques P. Vachon
	Title:	Senior Vice President and Chief Legal Officer